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                                   PROXY
                               FC Banc Corp.
                               Bucyrus, Ohio

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                     THE ANNUAL MEETING OF SHAREHOLDERS
                               April 23, 1997

     The undersigned shareholder of FC Banc Corp. (the "Company") hereby constitutes and appoints Terry L. Gernert and James A. Spreng and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 23, 1997, and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote (as specified below) upon all matters referred to herein and in their discretion upon any other matter which may properly come before the Annual Meeting:

     (1)  To establish the number of directors at nine(9).

                     FOR                     AGAINST                  ABSTAIN


     (2) To elect the three(3) nominees identified below as Class II directors to the Board of Directors for terms of three(3) years and until their successors are elected and qualified.

                     FOR                     WITHHOLD VOTE FOR ALL NOMINEES

          INSTRUCTION: To withhold your vote for any individual nominee, strike a line through the nominee's name.

          David G. Dostal        Robert D. Hord        Joan C. Stemen

     (3)  To adopt the Company's 1997 Stock Option and Incentive Plan.

                     FOR                     AGAINST                  ABSTAIN

     (4) To amend the Company's Amended and Restated Articles of Incorporation in order to increase authorized shares of common stock to one million (1,000,000) shares and to eliminate the shares' par value.

                     FOR                     AGAINST                  ABSTAIN

     (5) To ratify the appointment of Robb, Dixon, Francis, Davis, Oneson & Company as independent auditors of the Company for the fiscal year ending December 31, 1997.

                     FOR                     AGAINST                  ABSTAIN

     (6) To act on such matters as may properly come before that Annual Meeting and any adjournments or postponements thereof.

A VOTE FOR ELECTION OF THE NOMINEES IDENTIFIED ABOVE AND IN FAVOR OF PROPOSALS 1, 3, 4 and 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS

               (Continued, and to be signed, on the reverse side)
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                          (Continued from reverse side)

     The shares represented by this Proxy will be voted as specified. Absent specification to the contrary, all shares of the undersigned will be voted "FOR" election of the nominees identified above, "FOR" Proposals 1, 3, 4 and 5 and in the best judgment of the proxies on such other matters as may properly come before the Annual Meeting.

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report.


                                        _________________________________
Dated:__________, 1997                  Signature

                                        _________________________________
                                        Signature
                                        Please sign exactly as your
                                        name appears above on this
                                        form. When signing as attorney,
                                        executor, administrator,
                                        trustee or guardian, please
                                        give your full title. If shares
                                        are held jointly,each holder
                                        Should sign.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE POSTAGE-PAID, SELF-ADDRESSED ENVELOPE PROVIDED.